CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 7, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-63797 and 811-7391) of Alliance Global Strategic Income Trust, Inc.



                                                   ERNST & YOUNG LLP



 New York, New York

 October 23, 2002



00250.0157 #357394